Exhibit 99.1

Relay Therapeutics Appoints Claire Mazumdar, Ph.D., to Board of Directors

Cambridge, Mass. – June 11, 2025 – Relay Therapeutics, Inc. (Nasdaq: RLAY), a clinical-stage precision medicine company transforming the drug discovery process by combining leading-edge computational and experimental technologies, today announced the appointment of Claire Mazumdar, Ph.D., to the Company’s Board of Directors, effective June 9, 2025.

“It is a privilege to welcome Claire to our Board, where she will draw from her strategic and operational experience in clinical-stage oncology to offer guidance as we prepare to initiate our Phase 3 ReDiscover-2 trial in breast cancer soon,” said Sanjiv Patel, M.D., President and Chief Executive Officer of Relay Therapeutics.

Dr. Mazumdar is the founding Chief Executive Officer of Bicara Therapeutics (Nasdaq: BCAX), a clinical-stage oncology company. Prior to Bicara, Dr. Mazumdar led business development and corporate strategy at Rheos Medicines, where she supported the precision medicine company’s global partnership with Roche Pharmaceuticals. Earlier in her career, she held a position at Third Rock Ventures, where she focused on company formation and business development. She holds a B.S. in biological engineering from the Massachusetts Institute of Technology, and earned both an MBA from Stanford Graduate School of Business and a Ph.D. in cancer biology from Stanford School of Medicine.

About Relay Therapeutics

Relay Therapeutics (Nasdaq: RLAY) is a clinical-stage precision medicine company transforming the drug discovery process by combining leading-edge computational and experimental technologies with the goal of bringing life-changing therapies to patients. As the first of a new breed of biotech created at the intersection of complementary techniques and technologies, Relay Therapeutics aims to push the boundaries of what’s possible in drug discovery. Its Dynamo® platform integrates an array of leading-edge computational and experimental approaches designed to drug protein targets that have previously been intractable or inadequately addressed. Relay Therapeutics’ initial focus is on enhancing small molecule therapeutic discovery in targeted oncology and genetic disease indications. For more information, please visit www.relaytx.com or follow us on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding Relay Therapeutics’ strategy, business plans and focus; the progress and timing of the clinical development of the programs across Relay Therapeutics’ portfolio; the expected therapeutic benefits and potential efficacy and tolerability of RLY-2608, both as a monotherapy and in combination with other agents, and its other programs, as well as the clinical data for RLY-2608; the interactions with regulatory authorities and any related approvals; the potential market opportunity for RLY-2608; the cash runway projection; the expected benefits resulting from the implementation of the cost saving measures and potential ability to fund key value drivers; and the expectations regarding Relay Therapeutics’ use of capital and expenses. The words “may,” “might,” “will,” “could,” “would,” “should,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions, or the negative thereof, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: Relay Therapeutics’ restructuring activities may be more costly or time-consuming than we expect or may not achieve their intended results; the timing, execution, and expected impact of Relay Therapeutics’ restructuring plans (including the scope and timing of workforce reductions); the expected decrease in annual spending; the expected sufficiency of Relay Therapeutics’ existing cash resources; the internal and external costs required for Relay Therapeutics’ ongoing and planned activities, and the resulting impact on expense and use of cash, may be higher than expected, which may cause the company to use cash more quickly than expected or to change or curtail some of Relay Therapeutics’ plans or both; the impact of global economic uncertainty, geopolitical instability and conflicts, or public health epidemics or outbreaks of an infectious disease on countries or regions in which Relay Therapeutics has operations or does business, as well as on the timing and anticipated results of its clinical trials, strategy, future operations and profitability; significant political, trade, or regulatory developments, such as tariffs, beyond Relay Therapeutics’ control; the delay or pause of any current or planned clinical trials or the development of Relay Therapeutics’ drug candidates; the risk that the preliminary or interim results of its preclinical or clinical trials may not be predictive of future or final results in connection with future clinical trials of its product candidates and that interim and early clinical data may change as more patient data become available and are subject to audit and verification procedures; Relay Therapeutics’ ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of its planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Relay Therapeutics’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Relay Therapeutics’ views only as of today and should not be relied upon as representing its views as of any subsequent date. Relay Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Contact:

Pete Rahmer

prahmer@relaytx.com

Media:

Dan Budwick

1AB

973-271-6085

dan@1abmedia.com